                                                                   EXHIBIT 10.35



                                                    [SUN-TIMES MEDIA GROUP LOGO]



February 8, 2007



Mr. William Barker, III
1612-A North Mohawk Street
Chicago, IL 60614


Dear Bill:


We are delighted to offer you the position of Chief Financial Officer of the Sun Times Media Group.

The key financial terms would be as follows:

Base Salary                      $310,000
Target Bonus                     75% of salary, 2X maximum
LTIP                             Up to 75% of salary
                                 -50% in restricted stock vested over four years
                                 -50% in cash, performance based with 2X maximum
Signing Bonus                    $100,000
Change of Control                2X salary and target bonus
Termination Without Cause        One year salary and target bonus


There are normal benefits, which we will review with you.


Once you have signed off on the financial terms, we will prepare a formal letter. We have certain pre-hiring procedures, which need to be completed before you start. We would like you to begin as soon as possible after the necessary steps.


We look forward to welcoming you as a senior member of our team.



Sincerely,



Cyrus F. Freidhelm, Jr.



/dae